CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BJ’S WHOLESALE CLUB HOLDINGS, INC.
(Pursuant to Section 242 of the General Corporation Law)
BJ’s Wholesale Club Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: The Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended by deleting Section 3 of Article V in its entirety and inserting the following in lieu thereof:
    Section 3. Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote at an election of directors.

SECOND: The Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended by deleting Article X in its entirety and inserting the following in lieu thereof:

Section 1. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons herein are granted by and pursuant to this Second Amended and Restated Certificate of Incorporation in its current form or as hereafter amended are granted subject to the right reserved in this Article X. Notwithstanding the foregoing, any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or by this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose, shall be required to alter, amend or repeal any provision of this Second Amended and Restated Certificate of Incorporation.

Section 2. Except as otherwise provided by law, the Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws. Notwithstanding the foregoing, any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or by this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock), the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

THIRD: That the foregoing amendments to the Second Amended and Restated Certificate of Incorporation of the Corporation have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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IN WITNESS WHEREOF, BJ’s Wholesale Club Holdings, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this 16th day of June, 2022.

BJ’S WHOLESALE CLUB HOLDINGS, INC.
By:    /s/ Graham N. Luce
Name:    Graham N. Luce
Title:    SVP, Secretary

[Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation]